UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2013

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

During the fourth quarter, Assurant Solutions, a reporting segment of Assurant, Inc. (the "Company"), initiated a consolidation of its operations and management structure in Europe in connection with its acquisition of Lifestyle Services Group ("LSG"), a mobile protection and services business based in the United Kingdom.

As part of that consolidation, on December 12, 2013, Assurant Solutions notified employees in Europe of workforce reductions, which are expected to be largely completed by June 2014. The Company estimates that the consolidation will result in an after-tax charge of approximately $7.3 million to consolidated and segment fourth quarter net income, consisting of approximately $5.7 million of severance and outplacement costs and approximately $1.6 million of lease abandonment and other integration costs. Of these charges, the Company expects substantially all of the severance and outplacement costs, and approximately $0.8 million of the lease abandonment and other integration costs to result in future cash expenditures. In addition, the Company expects to incur approximately $3-5 million after tax of costs related to the integration of LSG over the first three quarters of 2014, substantially all of which are expected to result in future cash expenditures.

Separately, as part of its continued efforts to streamline operations, Assurant Solutions conducted workforce reductions during the fourth quarter, primarily in its domestic credit insurance and extended protection businesses. Affected employees were notified on or before December 12, 2013. The Company estimates that related severance and outplacement costs will result in an after-tax charge of approximately $4.0 million to consolidated and segment fourth quarter net income. The Company expects substantially all of this charge to result in future cash expenditures. These workforce reductions are unrelated to the European consolidation disclosed above.

After incurring the charges set forth above, the Company expects all of these actions to generate approximately $20-25 million of annualized pre-tax savings by the fourth quarter of 2014. The Company currently expects approximately half of this amount to be recognized in 2014.

CAUTIONARY STATEMENT - Some of the statements included in this Form 8-K, particularly those projecting the timing and amount of workforce reduction charges, future cash expenditures and expected future savings, may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results and timing may differ materially from those projected herein due to numerous factors, including the Company's ability to implement these workforce reductions as planned, effective tax rates and unanticipated charges that may occur as a result of these actions. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of risk factors that could affect our results, please refer to the risk factors identified in our annual and periodic reports, including but not limited to our 2012 Annual Report on Form 10-K and our First Quarter 2013 Form 10-Q, each as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: December 12, 2013	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary